Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-267098) to Form S-1 on Form S-3 and related Prospectus of FiscalNote Holdings, Inc. of our report dated March 28, 2023, relating to the consolidated financial statements of FiscalNote Holdings, Inc. appearing in the Annual Report on Form 10-K of FiscalNote Holdings, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

McLean, Virginia

September 7, 2023